                                                                       EXHIBIT 9


                                                                    May 21, 2002
                                   TRANSACTION

SmithKline Beecham Corporation
One Franklin Plaza
200 N. 16th Street
Philadelphia, PA 19102
Attn: Donald Parman, fax 215-751-5349
CC: James Wheatcroft, fax 44-20-8047-7898
--------------------------------------------------------------------------------
Global Deal Id:   245466
Effort Id:        234123

Dear Sir or Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Lehman Brothers Finance S.A. ("Party A") and SmithKline Beecham Corporation ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of May 21, 2002, as amended and supplemented from time to time (the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the 2000 ISDA Definitions (the "Swap Definitions", and together with the Equity Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. References herein to "Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions and "Share Swap Transaction" for purposes of the Equity Definitions. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

Agent: Lehman Brothers Inc. ("LBI") is acting as agent on behalf of Party A and Party B for this Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of this Transaction by either party.


                          LEHMAN BROTHERS FINANCE S.A.
          TALSTRASSE 82 - P.O. BOX 2828 - CH-8021 ZURICH - SWITZERLAND TELEPHONE (41-1) 287 88 42 - TELEFAX (41-1) 287 88 25 - TELEX 812096 LBFS CH

(a)   GENERAL TERMS

Trade Date:                             May 21, 2002

Effective Date:                         Three (3) Exchange Business Days next
                                        following the Trade Date

Valuation Date:                         Each Averaging Date

Valuation Time:                         4:00 p.m. (local time in New York)

Shares:                                 The common stock of Quest Diagnostics,
                                        Inc. (the "Issuer") Ticker:  DGX

Exchange:                               New York Stock Exchange

Related Exchange(s):                    Any exchange on which options or futures
                                        on the Shares are traded.

Number of Shares:                       1,000,000

Initial Price:                          USD84.55

Depreciation Floor:                     USD84.55

Appreciation Cap:                       USD118.45

Final Price:                            To the extent Physical Settlement is
                                        applicable, Final Price shall be the
                                        closing price per Share quoted by the
                                        Exchange on each Averaging Date at the
                                        Valuation Time, without regard to
                                        extended or after hours trading.  To the
                                        extent Cash Settlement is applicable,
                                        Final Price shall be the arithmetic
                                        average of the Relevant Prices, and
                                        "Relevant Price" shall be the closing
                                        price per Share quoted by the Exchange
                                        on each Averaging Date at the Valuation
                                        Time, without regard to extended or
                                        after hours trading.

Averaging Dates:                        October 9, 2007, October 10, 2007,
                                        October 11, 2007, October 12, 2007,
                                        October 15, 2007, October 16, 2007,
                                        October 17, 2007, October 18, 2007,
                                        October 19, 2007 and October 22, 2007

Averaging Date Market Disruption:       Modified Postponement

Delivery Adjustment:                    (a) If the Final Price is less than or
                                        equal to the Depreciation Floor, then
                                        the Delivery Adjustment equals 1.0

                                        (b) If the Final Price is greater than
                                        the Depreciation Floor, but less than or equal to the Appreciation Cap, then the Delivery Adjustment equals a fraction, the numerator of which is the Depreciation Floor and the denominator of which is the Final Price

                                        (c) If the Final Price is greater than
                                        the Appreciation Cap, then the Delivery
                                        Adjustment equals 1.0 minus (the
                                        Appreciation Cap minus the Depreciation
                                        Floor) divided by the Final Price).

(b) PARTY A'S PAYMENT OF PURCHASE PRICE

    Purchase Price:                     USD84,550,000.00


         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

    Payment Date:                       To the extent Physical Settlement is
                                        applicable, Party A will pay the
                                        Purchase Price divided by the Number of
                                        Averaging Dates to Party B on each
                                        Delivery Date.  To the extent Cash
                                        Settlement is applicable, Party A will
                                        pay the Purchase Price to Party B on the
                                        Cash Settlement Payment Date.

(c) PARTY B'S DELIVERY OBLIGATIONS

    Settlement Amount:                  On each Averaging Date, the relevant
                                        Delivery Adjustment multiplied by the
                                        relevant Number of Shares for the
                                        relevant Averaging Date, provided that
                                        if such calculation results in any
                                        fractional Share, the Settlement Amount
                                        shall be rounded up to the next whole
                                        number of Shares and Party A shall pay
                                        the cash value thereof to Party B.

    Cash Settlement Amount:             The Delivery Adjustment multiplied by
                                        the Number of Shares multiplied by the
                                        Final Price

    Delivery Date:                      Three (3) Exchange Business Days next
                                        following each Averaging Date

    Settlement Option:                  Party B may elect Physical or Cash
                                        Settlement (with respect to all or a
                                        portion of the Number of Shares) by
                                        delivering a written notice of such
                                        election to Party A on or prior to the
                                        Election Date. If Party B elects
                                        Physical or Cash Settlement with respect
                                        to a portion of the Number of Shares,
                                        (i) Party B will be deemed to elect the
                                        other Settlement Option with respect to
                                        the remainder of the Number of Shares,
                                        (ii) the Number of Shares for each
                                        settlement option shall be deemed to be
                                        the portion with respect to which such
                                        election was made and (iii) the Purchase
                                        Price shall be allocated between the
                                        settlement options proportionally to the
                                        Number of Shares for each settlement
                                        option. If Party B does not provide such
                                        notice, Physical Settlement shall apply
                                        if the Posted Collateral on the Election
                                        Date consists of a number of
                                        freely-tradable Shares equal to the
                                        Number of Shares in book entry form;
                                        otherwise, Cash Settlement shall apply.

    Election Date:                      The fifth (5th) Exchange Business Day
                                        prior to the first Averaging Date

    Physical Settlement:                To the extent Physical Settlement
                                        applies, the Transaction shall expire in
                                        equal proportions of Shares on each
                                        Averaging Date, with the Delivery Date
                                        for each such Averaging Date occurring
                                        three (3) Exchange Business Days after
                                        each such Averaging Date. On each such
                                        Delivery Date Party B will deliver a
                                        number of freely-tradable Shares in
                                        book-entry form equal to the Settlement
                                        Amount to Party A, free and clear of any
                                        Encumbrances or Transfer Restrictions.
                                        Party B acknowledges and understands
                                        that any such delivery may require Party
                                        B to provide an opinion of counsel and
                                        other documentation in a form acceptable
                                        to the Issuer and the transfer agent for
                                        the Shares to ensure the conversion of
                                        such Shares into book-entry form in
                                        advance of any delivery.

    Cash Settlement:                    To the extent Cash Settlement applies,
                                        Party B will pay  the Cash Settlement
                                        Amount to Party A on the Cash Settlement
                                        Payment Date.


         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

    Cash Settlement Payment Date:       Three Exchange Business Days next
                                        following the final Averaging Date

    Collateral:                         If Party B elects to Transfer (and
     `                                  Transfers) the Independent Amount to
                                        Party A (which Independent Amount shall
                                        constitute Eligible Collateral with
                                        respect to Party B), Party A's Exposure
                                        under this Transaction shall be zero and
                                        Party B's Credit Support Amount (as
                                        Secured Party) shall be calculated
                                        without subtracting the Independent
                                        Amounts referred to in clause (iii) of
                                        the definition thereof; otherwise, Party
                                        A's Exposure under this Transaction
                                        shall be calculated as provided in the
                                        Credit Support Annex. At any time Party
                                        B may revoke such election by
                                        Transferring to Party A under the Credit
                                        Support Annex the then Delivery Amount
                                        (determined ignoring the Independent
                                        Amount and with Party A's Exposure under
                                        this Transaction being calculated as
                                        provided in the Credit Support Annex),
                                        in which case Party A shall promptly
                                        Transfer the Independent Amount to Party
                                        B.  Party B acknowledges and understands
                                        that any revocation of its election to
                                        Transfer the Independent Amount may
                                        result in such Shares becoming subject
                                        to transfer restrictions under the
                                        Securities Act of 1933, as amended (the
                                        "1933 Act"), if such Shares have
                                        previously been converted into
                                        book-entry form. "Independent Amount"
                                        means, with respect to Party B for this
                                        Transaction, a number of Shares free and
                                        clear of any Encumbrances or Transfer
                                        Restrictions (other than transfer
                                        restrictions arising under the 1933 Act
                                        and other than under the Stockholders
                                        Agreement, dated as of August 16, 1999,
                                        between SmithKline Beecham PLC and the
                                        Issuer (the "Stockholders Agreement")
                                        equal to the Number of Shares. The
                                        Independent Amount shall include all
                                        Distributions with respect to all Posted
                                        Collateral (other than cash dividends
                                        which are not Extraordinary Dividends).
                                        Notwithstanding any provision to the
                                        contrary in the Credit Support Annex,
                                        the Independent Amount shall be
                                        delivered by Party B without regard to
                                        the Minimum Transfer Amount and, except
                                        as provided above, Party A shall have no
                                        obligation to return the Independent
                                        Amount to Party B until all of Party B's
                                        obligations with respect to this
                                        Transaction have been satisfied. Party B
                                        agrees to provide three stock powers
                                        executed in blank with respect to each
                                        certificate evidencing any Shares
                                        delivered as Posted Collateral and to
                                        update such stock powers as necessary.

                                        Party A may use any Shares constituting
                                        Posted Collateral and the Independent
                                        Amount pursuant to Section 6(c) of the
                                        Credit Support Annex only upon Party B's consent. Party A agrees that if it uses any Shares pursuant to Section 6(c) of the Credit Support Annex, it will provide additional collateral to Party
                                        B, the terms of which shall be
                                        consistent with market practice for
                                        stock loans of U.S. liquid equity
                                        securities unless the parties agree
                                        otherwise. Party B acknowledges and
                                        understands that any such use may
                                        require Party B to provide an opinion of counsel and other documentation in a form acceptable to the Issuer and the transfer agent for the Shares to ensure the conversion of such Shares into book-entry form prior to such use. Party
                                        A agrees to cooperate in good faith with respect to the conversion of Shares into book-entry form. Party A agrees that LBI will hold any Shares constituting Posted
                                        Collateral in connection with this
                                        Transaction, that Party B is the
                                        beneficial owner of such Shares, and
                                        that, if such Shares are being held by
                                        LBI in book-entry form and are not being used by Party A pursuant to Section 6(c) of the Credit Support Annex, LBI will

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        comply with its obligations under
                                        applicable law and regulation (including the rules of the New York Stock Exchange and the National Association of
                                        Securities Dealers) to forward to the
                                        beneficial owner all proxy and other
                                        materials properly furnished to it by
                                        the Issuer, in accordance with its
                                        standard business practices.

ADJUSTMENTS:

    Method of Adjustment:               Calculation Agent Adjustment

    Extraordinary Dividends:            For purposes of this Transaction and the
                                        definition of a "Potential Adjustment
                                        Event" (without limiting the generality
                                        of clause (iii)  of Section 9.1(e) of
                                        the Equity Definitions), an
                                        "Extraordinary Dividend" shall mean, as
                                        calculated by the Calculation Agent, (i)
                                        any cash dividend or distribution
                                        declared with respect to the Shares at a
                                        time when the Issuer has not previously
                                        declared or paid dividends or
                                        distributions on such Shares for the
                                        prior four quarterly periods; (ii) any
                                        increase or decrease by more than 5%
                                        (determined on an annualized basis) in
                                        the then current quarterly dividend or
                                        (iii) any other "special" cash or
                                        non-cash dividend on or distribution
                                        with respect to the Shares which is, by
                                        its terms or declared intent, declared
                                        and paid outside the normal operations
                                        or normal dividend procedures of the
                                        Issuer.

EXTRAORDINARY EVENTS:

    Consequences of Merger Events:

    (a)  Share-for-Share:               Alternative Obligation

    (b)  Share-for-Other:               Cancellation and Payment

    (c)  Share-for-Combined:            Alternative Obligation with respect to
                                        the New Shares and Cancellation and
                                        Payment with respect to the Other
                                        Consideration

Alternative Obligation:                 The applicable definition of
                                        "Alternative Obligation" in subsections
                                        9.3(b)and (d) of the Equity Definitions
                                        shall be amended by adding the following
                                        at the end of each such subsection:

                                        "including any one or more of the
                                        Initial Price, Final Price, Relevant
                                        Price, Number of Shares, Appreciation
                                        Cap, Depreciation Floor, Delivery
                                        Adjustment and any other variable
                                        relevant to the exercise, settlement or
                                        payment terms of each such Transaction.
                                        In addition, the Calculation Agent will
                                        determine if the change in the
                                        volatility of the New Shares (as
                                        compared with the Shares) affects the
                                        theoretical value of any such
                                        Transaction, and if so, shall in a
                                        commercially reasonable manner make an
                                        adjustment to the Appreciation Cap to
                                        reflect such change in theoretical
                                        value. Any adjustment made pursuant to
                                        this paragraph will be effective as of
                                        the date determined by the Calculation
                                        Agent on or following the Merger Date.

NATIONALIZATION, INSOLVENCY, HEDGING
DISRUPTION EVENT, BORROW LOSS OR
INCREASE IN BORROW COSTS:               Cancellation and Payment

Definitions:                            The definition of "Merger Event" in
                                        Section 9.2(a) of the Equity Definitions
                                        shall be amended by deleting subsection
                                        9.2(a)(iii) in its entirety and
                                        replacing it  with the following:

                                        "(iii) other takeover offer for the
                                        Shares that results in a transfer of
                                        or an irrevocable commitment to
                                        transfer 25% or more of all the

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        outstanding Shares (other than the
                                        Shares owned or controlled by the
                                        offeror)"

                                        For purposes of the definition of
                                        "Cancellation and Payment" in Sections
                                        9.3(c)(ii), 9.3(d)(ii) and 9.6, this
                                        Transaction shall be deemed to be a Share
                                        Option Transaction. The amount payable upon
                                        Cancellation and Payment will be the amount
                                        agreed upon promptly by the parties after
                                        the Merger Date or the date of the
                                        occurrence of the Nationalization,
                                        Insolvency, Hedging Disruption Event,
                                        Increase in Borrow Costs or Borrow Loss, as
                                        the case may be. In the absence of such
                                        agreement, the amount payable will be
                                        determined by the Calculation Agent in a
                                        commercially reasonable manner (without the
                                        requirement of soliciting dealer quotations)
                                        as the fair value of the Transaction with
                                        terms that would preserve the economic
                                        equivalent of any payment or delivery
                                        (assuming satisfaction of each applicable
                                        condition precedent) by the parties in
                                        respect of the relevant Transaction that
                                        would have been required after that date but
                                        for the occurrence of the Nationalization,
                                        Insolvency, Hedging Disruption Event,
                                        Increase in Borrow Costs, Borrow Loss or
                                        Merger Event, as applicable. The Calculation
                                        Agent will determine the amount payable on
                                        the basis of the factors identified in
                                        subparagraphs (i), (ii) and (iii) in Section
                                        9.7(b) and such other factors as it deems
                                        appropriate in a commercially reasonable
                                        manner.

Additional Extraordinary Events:        "Hedging Disruption Event" means that the
                                        Shares cease to be listed on or quoted by
                                        the Exchange, the Nasdaq National Market
                                        System or the American Stock Exchange for
                                        any reason (other than a Merger Event).

                                        If an Increase in Borrow Costs occurs, then
                                        by the Valuation Time on the day such event
                                        occurs, Party B shall:

                                        (a) (i) permit Party A to use the Shares
                                        posted as Posted Collateral and the
                                        Independent Amount pursuant to Section 6(c)
                                        of the Credit Support Annex and (ii) ensure
                                        that such Shares are freely tradable and
                                        have been converted into book-entry form; or

                                        (b) agree to adjustments to the terms of
                                        this Transaction to reflect the Total Borrow
                                        Cost, which adjustments will be determined
                                        by the Calculation Agent in a commercially
                                        reasonable manner; or

                                        (c) agree to pay the Total Borrow Cost.

                                        If Party B does not agree to (a), (b) or (c)
                                        by the Valuation Time on the day on which
                                        the Increase in Borrow Costs occurs,
                                        Cancellation and Payment shall immediately
                                        be applicable.

                                        If a Borrow Loss occurs, the Calculation
                                        Agent shall notify Party A and Party B and
                                        Cancellation and Payment shall immediately
                                        be applicable unless, by the later of the
                                        Valuation Time on the day on which the
                                        Borrow Loss occurs or three hours after such
                                        notification, (i) Party B permits Party A to
                                        use the Shares posted as Posted Collateral
                                        and the Independent Amount pursuant to
                                        Section 6(c) of the Credit Support Annex and
                                        (ii) such Shares are freely tradable and
                                        have been converted into book-entry form.


         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        Party B acknowledges and understands that
                                        any use of the Shares posted as Posted
                                        Collateral pursuant to Section 6(c) of the
                                        Credit Support Annex may require Party B to
                                        provide an opinion of counsel and other
                                        documentation in a form acceptable to the
                                        Issuer and the transfer agent for the Shares
                                        to ensure the conversion of such Shares into
                                        book-entry form prior to the occurrence of
                                        the Borrow Loss or the Increase in Borrow
                                        Costs, as applicable.

                                        If Party A is permitted to use the Shares
                                        posted as Posted Collateral pursuant to
                                        Section 6(c) of the Credit Support Annex,
                                        Party A shall adjust the terms of this
                                        Transaction in a commercially reasonable
                                        manner to reflect its lower borrowing costs
                                        for the period that Party A is permitted to
                                        use the Shares (which borrowing costs will
                                        reflect the interest rate earned by Party A
                                        on any collateral posted to Party B in
                                        connection with such use).

                                        The Calculation Agent shall notify both
                                        parties as soon as the average rebate earned
                                        by Party A on collateral posted for any
                                        Shares borrowed in connection with this
                                        Transaction is at or below 1% (determined on
                                        an annualized basis).

                                        "Borrow Cost" means the difference between
                                        the actual rebate earned by Party A on
                                        collateral posted for any Shares borrowed in
                                        connection with this Transaction and the
                                        General Collateral Rate, multiplied by the
                                        closing price per Share quoted by the
                                        Exchange at the Valuation Time on the
                                        preceding Exchange Business Day, multiplied
                                        by the Hedge Delta on the preceding Exchange
                                        Business Day, calculated on an actual/360
                                        basis, as determined by the Calculation
                                        Agent in a commercially reasonable manner.

                                        "Borrow Loss" means that it becomes
                                        impracticable for Party A to borrow Shares
                                        equal to its desired Hedge Delta on any day,
                                        as determined by the Calculation Agent in a
                                        commercially reasonable manner.

                                        "General Collateral Rate" means the general
                                        collateral rebate rate earned by market
                                        participants in general on collateral posted
                                        for U.S. liquid equity securities as
                                        determined by the Calculation Agent in a
                                        commercially reasonable manner. The
                                        Calculation Agent will provide evidence of
                                        the General Collateral Rate to either party
                                        upon request.

                                        "Hedge Delta" means the number of Shares
                                        borrowed by Party A in connection with this
                                        Transaction, as determined by the
                                        Calculation Agent in a commercially
                                        reasonable manner.

                                        "Increase in Borrow Costs" means that the
                                        actual rebate earned by Party A on
                                        collateral posted for any Shares borrowed in
                                        connection with this Transaction is at or
                                        below zero for ten (10) days or longer, as
                                        determined by the Calculation Agent in a
                                        commercially reasonable manner.

                                        "Total Borrow Cost" means the Borrow Cost for every day from the day on which the Increase in Borrow Costs occurs until the final Delivery Date, the Cash Settlement
                                        Payment Date or the effective date for any Elected Termination, as applicable.

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

Bankruptcy Code:                        Without limiting any other protections under
                                        the Bankruptcy Code (Title 11 of the United
                                        States Code) (the "Bankruptcy Code"), the
                                        Parties hereto intend for:

                                        (a) This Transaction and the Agreement to be
                                        a "swap agreement" as defined in the
                                        Bankruptcy Code, and the parties hereto to
                                        be entitled to the protections afforded by,
                                        among other Sections, Section 560 of the
                                        Bankruptcy Code.

                                        (b) A party's right to liquidate this
                                        Transaction and to exercise any other
                                        remedies upon the occurrence of any Event of
                                        Default or Termination Event under the
                                        Agreement or this Transaction to constitute
                                        a "contractual right" as described in
                                        Section 560 of the Bankruptcy Code.

                                        (c) Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to this Transaction or the Agreement to constitute
                                        "transfers" under a "swap agreement" as
                                        defined in the Bankruptcy Code.

                                        (d) All payments for, under or in connection
                                        with this Transaction or the Agreement, all
                                        payments for any securities or other assets
                                        and the transfer of such securities or other
                                        assets to constitute "transfers" under a
                                        "swap agreement" as defined in the
                                        Bankruptcy Code.

Party B Representations:                In addition to the representations set forth
                                        in the Agreement, Party B further represents
                                        that;

                                        (a) Neither Party A nor any of its
                                        affiliates has advised Party B with respect
                                        to any legal, regulatory, tax, accounting or
                                        economic consequences arising from this
                                        Transaction, and neither Party A nor any of
                                        its affiliates is acting as agent (other
                                        than LBI as dual agent if specified above),
                                        or advisor for Party B in connection with
                                        this Transaction.

                                        (b) Party B is not in possession of any
                                        material non-public information
                                        concerning the business, operations or
                                        prospects of the Issuer and was not in
                                        possession of any such information at
                                        the time of placing any order with
                                        respect to the Transaction.

                                        "Material" information for these purposes is
                                        any information to which an investor would
                                        reasonably attach importance in reaching a
                                        decision to buy, sell or hold any securities
                                        of the Issuer(s).

                                        (c) Party B is the legal and beneficial
                                        owner of the Shares, free and clear of any
                                        Encumbrances or any Transfer Restrictions
                                        (other than transfer restrictions arising
                                        under the 1933 Act and other than under the
                                        Stockholder's Agreement), and, upon the
                                        transfer of the Shares to Party A in
                                        settlement of this Transaction (except to
                                        the extent that Party B elects the Cash
                                        Settlement option, if any) Party A will
                                        acquire good and marketable title and will
                                        be the beneficial owner of the Shares, free
                                        and clear of any Encumbrances or any
                                        Transfer Restrictions.

                                        "Encumbrance" means any pledge,
                                        hypothecation, assignment, encumbrance,
                                        charge, claim, security interest, option, preference,

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        priority or other preferential arrangement
                                        of any kind or nature whatsoever, or other
                                        charge, claim or other encumbrance (other
                                        than an Encumbrance routinely imposed on all
                                        securities in the relevant Clearance
                                        System).

                                        "Transfer Restriction" means, with respect
                                        to any security or other property, any
                                        condition to or restriction on the ability
                                        of the holder thereof to sell, assign or
                                        otherwise transfer such security or other
                                        property or to enforce the provisions
                                        thereof or of any document related thereto,
                                        whether set forth in such security or other
                                        property itself or in any document related
                                        thereto, including, without limitation, (i)
                                        any requirement that any sale, assignment or
                                        other transfer or enforcement of such
                                        security or other property be consented to
                                        or approved by any person, including,
                                        without limitation, the Issuer or any other
                                        obligor thereon, (ii) any limitations on the
                                        type or status, financial or otherwise, of
                                        any purchaser, pledgee, assignee or
                                        transferee of such security or other
                                        property, (iii) any requirement for the
                                        delivery of any certificate, consent,
                                        agreement, opinion of counsel, notice or any
                                        other document of any person to be given to
                                        the Issuer, any other obligor on or any
                                        registrar or transfer agent for, such
                                        security or other property, and (iv) any
                                        registration or qualification requirement or
                                        prospectus delivery requirement for such
                                        security or other property pursuant to any
                                        federal, state or foreign securities law
                                        (including, without limitation, any such
                                        requirement arising as a result of Rule 144
                                        or Rule 145 under the 1933 Act).

                                        (d) As of the date hereof (without giving
                                        effect to the transactions contemplated
                                        hereby) Party B is the beneficial owner (as
                                        defined in Rule 13d-3 under the Securities
                                        Exchange Act of 1934 (the "1934 Act")) of
                                        22,128,672 Shares, which constitutes
                                        approximately 22.8% of the outstanding
                                        Shares of the Issuer (as at April 30, 2002).
                                        Party B is currently, and in the past has
                                        been, in compliance with any applicable
                                        reporting and other obligations under
                                        Section 13 and Section 16 of the 1934 Act.
                                        Party B shall comply with all applicable
                                        reporting and other requirements of Section
                                        13 and Section 16 of the 1934 Act (and the
                                        rules and regulations promulgated
                                        thereunder) relating to this Transaction.
                                        Party B will provide Party A with a draft of
                                        any amendments to its Schedule 13D which
                                        relate to the Transaction and will give
                                        Party A a reasonable opportunity to comment
                                        on the draft. Party B shall promptly file
                                        all amendments to its Schedule 13D in a form
                                        reasonably acceptable to Party A.

                                        (e) Party B's entry into this Transaction,
                                        any sale of Shares hereunder, the pledge of
                                        any Eligible Collateral hereunder and Party
                                        A's exercise of all rights and remedies
                                        hereunder with respect to such Eligible
                                        Collateral complies with and is not in any
                                        way limited by (i) any trading or "blackout"
                                        policies of the Issuer or (ii) any other
                                        conditions or restrictions imposed by the
                                        Issuer on the sale, transfer, loan, pledge,
                                        disposition or other use by its employees of
                                        any Eligible Collateral or Shares.

                                        (f) Party B acquired the Shares and paid for
                                        the Shares in full more than one year prior
                                        to the Trade Date. Party B did not acquire the

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        Shares in contemplation of, or in a
                                        transaction that was contingent upon,
                                        entering into this Transaction.

                                        (g) Neither Party B nor any person who would
                                        be considered to be the same "person" (as
                                        such term is used in Rule 144(a)(2) under
                                        the 1933 Act, has sold any Shares or hedged
                                        (through swaps, options, short sales or
                                        otherwise) any long position in the Shares
                                        during the preceding three (3) months prior
                                        to the Trade Date. For purposes of this
                                        paragraph, "Shares" shall be deemed to
                                        include securities convertible into or
                                        exchangeable or exercisable for Shares and
                                        any other security or instrument that would
                                        be subject to aggregation under paragraphs
                                        (a)(2) and (e) of Rule 144 under the 1933
                                        Act.

                                        (h) Party B has not made, and will not make,
                                        any payment in connection with the offering
                                        or sale of the Shares to any person other
                                        than Party A.

                                        (i) Party B has not solicited or arranged
                                        for the solicitation of, and will not
                                        solicit or arrange for the solicitation of,
                                        orders to buy Shares in anticipation of or
                                        in connection with any proposed sale of the
                                        Shares.

                                        (j) The Shares constituting Posted
                                        Collateral are currently eligible for public
                                        resale by Party B pursuant to Rule 144 under
                                        the 1933 Act. Party B acknowledges and
                                        agrees that (i) the entering into of this
                                        Confirmation will constitute a sale for
                                        purposes of Rule 144, (ii) Party B has not
                                        taken and will not take any action that
                                        would cause the sale made pursuant to this
                                        Confirmation to fail to meet all applicable
                                        requirements of Rule 144, including without
                                        limitation, the volume limitations of Rule
                                        144(e).

MUTUAL REPRESENTATION:                  Party A and Party B each represent that the
                                        Number of Shares will not exceed the greater
                                        of (i) 1% of the outstanding Shares as shown
                                        by the most recent report or statement
                                        published by the Issuer, or (ii) the average
                                        reported weekly volume of trading in the
                                        Shares during the four calendar weeks
                                        preceding the Trade Date.

COVENANTS:                              (a) Party B will transmit three signed
                                        copies of a Form 144 for filing with the
                                        Securities and Exchange Commission (the
                                        "SEC"), the Exchange and the Issuer
                                        concurrently with the execution of this
                                        Confirmation.

                                        (b) Party B will send to Party A via
                                        facsimile a copy of each Form 144 and each
                                        filing under Section 13 or 16 of the
                                        Exchange Act, if any, relating to this
                                        Transaction concurrently with filing or
                                        transmission for filing, as the case may be,
                                        of such form to or with the SEC.

                                        (c) Party A covenants that, through its
                                        affiliate Lehman Brothers Inc., it will
                                        introduce into the public market a number of
                                        Shares equal to the Number of Shares in a
                                        manner consistent with the manner-of-sale
                                        conditions described in 144(f) and (g) under
                                        the 1933 Act.

         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466

                                        (d) Each party acknowledges and agrees that
                                        upon execution of this Confirmation, this
                                        Confirmation shall constitute a "binding
                                        commitment" within the meaning of the
                                        interpretive letter from the SEC to Goldman,
                                        Sachs & Co. dated December 20, 1999.

Elected Termination:                    Party B may elect to terminate this
                                        Transaction upon mutually agreed upon terms.
                                        The Calculation Agent will calculate any
                                        amounts owing upon such early termination in
                                        a commercially reasonable manner. Upon
                                        request, the Calculation Agent will provide
                                        the assumptions it used to calculate any
                                        amounts owing.

Payments on Early Termination:          Party A and Party B agree that for this
                                        Transaction, for purposes of Section 6(e) of
                                        the Agreement, Loss and the Second Method
                                        will apply.

Additional Provision:                   Party B hereby identifies the Shares
                                        initially pledged as Posted Collateral under
                                        this Transaction as a position with respect
                                        to personal property that is an offsetting
                                        position with respect to Party B's rights
                                        and obligations hereunder and that is part
                                        of a "straddle" with such rights and
                                        obligations within the meaning of section
                                        1092 of the Internal Revenue Code of 1986,
                                        as amended, and Party A acknowledges that
                                        Party B has identified the Shares for that
                                        purpose.

Calculation Agent:                      Lehman Brothers Inc., whose adjustments,
                                        determinations and calculations shall be
                                        made in a commercially reasonable manner.


THIS TRANSACTION HAS BEEN ENTERED INTO FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; THIS TRANSACTION MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning it to us at facsimile number 201-524-2080, Attention:
Documentation.

Yours sincerely, Confirmed as of the date first above written:

LEHMAN BROTHERS FINANCE S.A.                    SMITHKLINE BEECHAM CORPORATION

By:    /s/ Philip Franz                        By:    /s/ Donald F. Parman
       --------------------------                     -------------------------
Name: Philip Franz                             Name: Donald F. Parman
Title: Vice President                          Title: Vice President & Secretary



By:    /s/ Diana Nottingham
       --------------------------
Name: Diana Nottingham
Title: Vice President

Execution time will be furnished upon Counterparty's written request.


         Risk ID: N02050813/ Effort ID: 234123/ Global Deal ID: 245466